Ex. 10.2

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $25,000 of the principal and $127.40 of the interest due on the Note issued by VIASPACE Inc. on November 23, 2015 into Shares of Common Stock of VIASPACE Inc. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:       December 22, 2015

Conversion Price:      $0.0005

Shares To Be Delivered:      50,254,800

Signature:      /S/ KEVIN L. SCHEWE—

Print Name:       Kevin L. Schewe—

Address:      400 Indiana St., Suite 220, Golden, CO 80401